Exhibit 99.1

AirSculpt Technologies Announces Leadership Changes

MIAMI BEACH, Fla., August 9, 2024 (GLOBE NEWSWIRE) – AirSculpt Technologies, Inc. (NASDAQ:AIRS)(“AirSculpt” or the “Company”), a national provider of premium body contouring procedures, today announced Todd Magazine has stepped down from his role as Chief Executive Officer and as a member of the Board of Directors of the Company. Mr. Magazine will serve as an advisor to the Company through December 31, 2024. Dennis Dean, Chief Financial Officer has assumed the position of interim Chief Executive Officer until a permanent successor is named.

Dr. Aaron Rollins, Executive Chairman of the Board stated: “I am confident in our business model and see tremendous opportunity to expand upon our Company’s competitive strengths and proprietary technology to enable AirSculpt to achieve a higher level of growth in the future. I am also pleased to announce that Dennis Dean, Chief Financial Officer has assumed the position of Interim CEO while we conduct a search for a permanent successor. Dennis is the right choice for this position as we focus on our core body contouring procedures, remove long-term oriented marketing spend and increase fiscal discipline as we navigate a dynamic economic environment. I want to thank Todd for his leadership and contributions over the past 18 months and look forward to continuing to benefit from his insight as an advisor.”

Dennis Dean, stated: “I am honored to assume an interim CEO role and excited about our long-term potential. In the near term, we will execute our plan to focus on our core operations and reduce expenses so that we are positioned to scale more efficiently and return to the delivery of consistent revenue growth at industry leading EBITDA margins as the external environment improves.”

Todd Magazine stated, “It has been rewarding to work alongside the Board and the entire AirSculpt team. I am a big believer in AirSculpt with its unique procedures that help our patients to lead happier, healthier and more productive lives. Over the next few months my top priority is to ensure a smooth transition. I look forward to seeing the Company achieve its goals in the coming years.”

About AirSculpt

AirSculpt is a next-generation body contouring treatment designed to optimize both comfort and precision, available exclusively at AirSculpt offices. The minimally invasive procedure removes fat and tightens skin, while sculpting targeted areas of the body, allowing for quick healing with minimal bruising, tighter skin, and precise results.

To learn more about AirSculpt Technologies, please visit the Company's website at https://investors.elitebodysculpture.com. AirSculpt Technologies uses its website as a channel of distribution for material Company information. Financial and other material information regarding AirSculpt Technologies is routinely posted on the Company's website and is readily accessible.

Forward-Looking Statements

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies, and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. You are cautioned that there are important risks and uncertainties, many of which are beyond our control, that could cause our actual results, level of activity, performance, or achievements to differ materially from the projected results, level of activity, performance or achievements that are expressed or implied by such forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements, including those factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K.

Our future results could be affected by a variety of other factors, including, but not limited to, failure to open and operate new centers in a timely and cost-effective manner; inability to open new centers due to rising interest rates and increased operating expenses due to rising inflation; increased competition in the weight loss and obesity solutions market, including as a result of the recent regulatory approval, increased market acceptance, availability and customer awareness of weight-loss drugs; shortages or quality control issues with third-party manufacturers or suppliers; competition for surgeons; litigation or medical malpractice claims; inability to protect the confidentiality of our proprietary information; changes in the laws governing the corporate practice of medicine or fee-splitting; changes in the regulatory, macroeconomic conditions, including inflation and the threat of recession, economic and other conditions of the states and jurisdictions where our facilities are located; and business disruption or other losses from war, pandemic, terrorist acts or political unrest.

The risk factors discussed in “Item 1A. Risk Factors” in our Annual Report on Form 10-K and in other filings we make from time to time with the U.S. Securities and Exchange Commission could cause our results to differ materially from those expressed in the forward-looking statements made in this press release.

There also may be other risks and uncertainties that are currently unknown to us or that we are unable to predict at this time.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Forward-looking statements represent our estimates and assumptions only as of the date they were made, which are inherently subject to change, and we are under no duty and we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated after the date of this press release to conform our prior statements to actual results or revised expectations, except as required by law. Given these uncertainties, investors should not place undue reliance on these forward-looking statements.

Investor Contact

Allison Malkin

ICR, Inc.

airsculpt@icrinc.com